UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

April 21, 2006

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To obtain funding for its ongoing operations, on April 21, 2006, Avicena Group, Inc. (the “Company”) entered into a Convertible Promissory Note in the amount of up to Two Million ($2,000,000) Dollars (the “Note”) and a Registration Rights Agreement (the “Registration Rights Agreement”), with The Biotechnology Ventures (III) Capital Trust, an accredited investor (the “Investor”).

The Note bears interest at 8% and matures on March 31, 2008 or March 31, 2009, which maturity date will be selected at the discretion of the Investor in writing prior to the first advance on the Note. The Investor may, at its option, elect to convert all or any portion of outstanding principal balance into shares of common stock of the Company (the “Common Stock”) at a conversion rate of $3.00 per share, subject to adjustment in case of stock dividend, stock split, any recapitalization, reorganization, reclassification, consolidation or merger. Interest on the Note which is due and payable quarterly, commencing on July 1, 2006, is also convertible into Common Stock at the election of the Investor.

Pursuant to the Note, on the date of the first advance under the Note, the Company will issue a Warrant to the Investor to purchase up to 666,667 shares of Common Stock at an exercise price of $3.00 per share, subject to adjustment as described below, at any time prior to the close of business on April 20, 2009. The exercise price and/or the number of shares of Common Stock issuable upon the exercise of the Warrant is subject to adjustments in case of a stock dividend, stock split, any recapitalization, reorganization, reclassification, consolidation or merger, to which the Company is a party, or sale of all or substantially all of the Company’s assets to another person or other transaction that is effected in such a way that holders of Common Stock are entitled to receive stock, securities or assets with respect to or in exchange for Common Stock. The Company may at any time during the term of the Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Under the Registration Rights Agreement, within 120 days after Investor’s conversion of an aggregate of at least $1,500,000 in unpaid accrued interest and principal pursuant to the Note, the Company is obligated to file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement covering the resale of the Common Stock and Common Stock issued upon exercise of the Warrant. The Company will use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the earlier of (a) the 180th calendar day following the closing date and (b) the fifth trading day following the date on which the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. The Company is also obligated to use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act of 1933, as amended, until the date which is two years after the closing date or such later date when all registrable securities covered by the registration statement have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act or may be sold pursuant to Rule 144(k) under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Convertible Promissory Note by and between the Company and the Investor dated as of April 21, 2006 (includes Form of Warrant attached as Exhibit A).

10.2	Registration Rights Agreement by and among the Company and the Investor dated as of April 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENA GROUP, INC.

Date: April 25, 2006	By:	/s/ Belinda Tsao Nivaggioli
Belinda Tsao Nivaggioli Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Promissory Note by and between the Company and the Investor dated as of April 21, 2006 (includes Form of Warrant attached as Exhibit A).

10.2	Registration Rights Agreement by and among the Company and the Investor dated as of April 21, 2006.